Exhibit 99.1

KCG ANNOUNCES CONSOLIDATED EARNINGS OF $0.23

PER DILUTED SHARE FOR THE FOURTH QUARTER OF 2014

Pre-tax income from continuing operations of $26.5 million includes a net charge of $4.0 million from items that are unrelated to core operations

JERSEY CITY, New Jersey – January 30, 2015 – KCG Holdings, Inc. (NYSE: KCG) today reported consolidated earnings of $26.1 million, or $0.23 per diluted share, for the fourth quarter of 2014.

The fourth quarter 2014 GAAP net income from continuing operations was $26.0 million, or $0.23 per diluted share. Included in these results is a net tax benefit of approximately $7 million related to the recognition of state deferred tax assets which primarily relate to state tax net operating losses, and a $1.2 million tax benefit related to federal tax credits. Fourth quarter pre-tax income from continuing operations was $26.5 million and included a $6.1 million lease loss and a $2.1 million gain related to the completion of the sale of KCG’s futures commission merchant (FCM). Excluding these items, on a non-GAAP basis, the fourth quarter 2014 income from continuing operations before taxes was $30.5 million. A reconciliation of GAAP to non-GAAP results is included in Exhibit 4.

KCG was formed July 1, 2013 as a result of the merger between Knight Capital Group, Inc. and GETCO Holding Company, LLC. Financial results for the periods prior to the third quarter of 2013 contained herein solely represent the results of GETCO Holding Company, LLC as the accounting acquirer.

Select Financial Results	($ in thousands, except EPS)
From Continuing Operations	4Q14	3Q14	4Q13
Revenues	346,139	272,302	323,374
Trading revenues, net	221,415	150,865	212,809
Commissions and fees	117,326	102,663	111,083
GAAP pre-tax income (loss)	26,531	(15,235)	(16,699)
GAAP EPS	0.23	(0.09)	(0.15)
Non-GAAP pre-tax income (loss)*	30,532	(19,518)	19,845

*	See Exhibit 4 for a reconciliation of GAAP to non-GAAP results.

Fourth Quarter Highlights

•	U.S. equity market making grew market share of SEC Rule 605 U.S. equity share volume

•	Algorithmic trading and order routing established a new quarterly record for average daily U.S. equity share volume

•	Released $45 million in excess capital from the consolidation of U.K. broker dealers

•	Completed the sale of KCG’s FCM

•	Subsequent to the fourth quarter, announced the sale of KCG Hotspot to BATS

Daniel Coleman, Chief Executive Officer of KCG, said, “During the fourth quarter, KCG generated solid financial results due in part to an improved operating environment. The U.S. equity market posted higher average daily share volume, dollar volume and realized volatility on both a sequential and annual basis. Amid the heightened activity, KCG recorded market share gains in U.S. equity market making as well as algorithmic trading and order routing from the third quarter. Also contributing to KCG’s results were increased market volumes and volatility in select segments of the global equities, fixed income, currencies and commodities markets. Finally, during the quarter, management completed a strategic review of KCG Hotspot and initiated a sale process which ultimately proved successful.”

In the first quarter of 2014, the Company began to charge the Market Making and Global Execution Services segments for the cost of aggregate debt interest. The interest amount charged to each of the segments is based on capital limits and requirements. Historically, debt interest was fully included within the Corporate and Other segment. This change in the measurement of segment profitability, which has no impact to the consolidated results, is reported prospectively and, therefore, is not reflected in the financial results for any period prior to January 1, 2014.

Market Making

The Market Making segment encompasses direct-to-client and non-client, exchange-based market making across multiple asset classes and is an active participant in all major cash, options and futures markets in the U.S., Europe and Asia. During the fourth quarter of 2014, the segment generated total revenues of $238.7 million and pre-tax income of $42.7 million, which included a debt interest charge of $5.6 million.

During the fourth quarter of 2014, the favorable market conditions drove heightened activity in direct-to-client and non-client, exchange-based market making across several asset classes. KCG’s average daily SEC Rule 605 U.S. equity share volume rose 27.3 percent sequentially due to a rebound in retail trading activity plus steady market share gains amid persistent strong competition. In aggregate, KCG direct-to-client and non-client market making in U.S. equities increased average daily exchange-listed share volume 28.3 percent quarter over quarter. Results from non-U.S. equity market making grew quarter over quarter on improved market conditions in certain classes of global equities, fixed income, currencies and commodities.

In the third quarter of 2014, the segment generated total revenues of $166.6 million and a pre-tax loss of $8.0 million. Excluding compensation related to a reduction in workforce and other employee separations, the pre-tax loss for the quarter was $5.2 million. In the fourth quarter of 2013, the segment reported total revenues of $232.5 million and pre-tax income of $48.0 million. Excluding compensation costs related to a reduction in workforce, the pre-tax earnings for the quarter was $53.2 million.

Mr. Coleman commented, “During the fourth quarter, U.S. equity market volumes picked up with the return of realized volatility to more normative levels over the past five years. KCG’s market share gains in direct-to-client U.S. equity market making were largely attributable to additive order flow from longstanding clients. Also, individual investors continued to express confidence in the market by allocating an estimated $27.7 billion in net inflows to U.S. equities during the quarter, which represented the highest quarterly total during 2014. In non-U.S. equity market making, KCG continued to develop strategic asset classes that demonstrate promise.”

Select Trade Statistics: U.S. Equity Market Making

	4Q14	3Q14	4Q13
Average daily dollar volume traded ($ millions)	31,621	24,726	26,566
Average daily trades (thousands)	4,036	3,326	3,909
Average daily shares traded (millions)	5,241	5,787	5,113
NYSE and NASDAQ shares traded	933	727	833
OTC Bulletin Board and OTC Market shares traded	4,308	5,060	4,280
Average revenue capture per U.S. equity dollar value traded (bps)	0.93	0.75	0.98

Global Execution Services

The Global Execution Services segment comprises agency execution services and trading venues. During the fourth quarter of 2014, the segment generated total revenues of $93.4 million and pre-tax income of $10.0 million, which included a debt interest charge of $1.2 million. The results also included a gain of $2.1 million related to the completion of the sale of the FCM. Excluding this gain, the Global Execution Services segment’s pre-tax income for the fourth quarter was $7.9 million.

The results for the fourth quarter of 2014 reflect increased trading activity across numerous addressable markets as well as signs of growth from strategic initiatives. In agency execution, algorithmic trading and order routing established a new quarterly high for average daily U.S. equity share volume. Institutional equity sales trading in the U.S. and Europe made a solid contribution while the ETF trading team continued to successfully cultivate existing clients and onboard new ones. Among KCG’s trading venues, KCG Hotspot increased average daily notional FX dollar volume 4.4 percent quarter over quarter while KCG BondPoint grew average daily par value traded by 3.9 percent.

In the third quarter of 2014, the segment generated total revenues of $79.2 million and a pre-tax loss of $1.7 million. Excluding compensation related to a reduction in workforce and other employee separations, the pre-tax results for the segment was earnings of $1.9 million. In the fourth quarter of 2013, the segment reported total revenues of $84.1 million and a pre-tax loss of $4.5 million. Excluding compensation costs related to the reduction in workforce and asset writedowns, the segment’s pre-tax results were earnings of $2.6 million.

Mr. Coleman commented, “Institutional trading activity was especially strong during the fourth quarter, which is reflected in the results from KCG’s agency execution services. Algorithmic trading continued to make steady inroads with a number of leading institutions and the ETF trading team is quickly approaching critical mass after a year of rebuilding.”

Select Trade Statistics: Agency Execution and Trading Venues

	4Q14	3Q14	4Q13
Average daily KCG algorithmic trading and order routing U.S. equities shares traded (millions)	334.3	248.2	256.1
Average daily KCG Hotspot notional foreign exchange dollar value traded ($ billions)	31.6	30.3	29.0
Average daily KCG BondPoint fixed income par value traded ($ millions)	130.8	126.0	133.0

Corporate and Other

The Corporate and Other segment includes strategic investments and corporate overhead expenses. During the fourth quarter of 2014, the segment recorded total revenues of $14.0 million and a pre-tax loss of $26.1 million, which included lease loss expenses of $6.1 million. The Corporate and Other segment’s pre-tax loss for the fourth quarter was $20.0 million excluding the lease losses.

In the third quarter of 2014, the segment recorded total revenues of $26.5 million and a pre-tax loss of $5.5 million which included a net gain of $15.1 million related to KCG’s investment in tradeMONSTER, in conjunction with tradeMONSTER’s combination with OptionsHouse in the third quarter, compensation related to a reduction in workforce and other employee separations of $4.2 million and a lease loss accrual of $0.3 million. In the fourth quarter of 2013, the segment recorded total revenues of $6.8 million and a pre-tax loss of $60.2 million, which included approximately $24.2 million in writeoff of capitalized debt costs related to pay down of debt, asset writedown and lease losses, professional fees associated with the Merger and Knight’s August 1, 2012 technology issue and compensation costs related to a reduction in force.

Financial Condition

As of December 31, 2014, KCG had $578.8 million in cash and cash equivalents. Total outstanding debt was $422.3 million, of which $117.3 million is due in March 2015. The Company had $1.5 billion in stockholders’ equity, equivalent to a book value of $13.03 per share and tangible book value of $11.72 per share based on total shares outstanding of 116.9 million, including restricted stock units.

KCG’s headcount at December 31, 2014 was 1,093 full-time employees as compared to 1,153 full-time employees at September 30, 2014.

During the fourth quarter of 2014, KCG did not repurchase any shares under the Company’s $150.0 million stock repurchase program. As of December 31, 2014, KCG had approximately $55.0 million of remaining capacity available to repurchase additional shares under the program. The Company cautions that there are no assurances that any further repurchases may actually occur.

Announced Sale of KCG Hotspot

On January 28, 2015, KCG announced the sale of spot foreign exchange ECN KCG Hotspot to BATS Global Markets. Under the terms of the agreement, KCG will receive $365 million in cash upon the close of the transaction. In addition, the parties have agreed to share certain tax benefits, which could result in further payments to KCG of up to approximately $70 million in the three-year period following the close. Upon the close, the transaction is expected to increase KCG’s tangible book value by approximately $2.00 per share. The transaction is expected to be completed in the second quarter of 2015.

Conference Call

KCG will hold a conference call to discuss fourth quarter 2014 financial results starting at 9:00 a.m. Eastern Time today, January 30, 2015. To access the call, dial 888-218-8142 (domestic) or 913-312-0957 (international) and enter passcode 7898269. In addition, the call will be webcast at http://www.media-server.com/m/acs/41fae90442d481b1589c479d3013dbef. Following the conclusion of the call, a replay will be available by selecting a number based on country of origin from a list posted at: https://replaynumbers.conferencinghub.com/index.aspx?confid=7898269&passcode=7898269 and entering passcode 7898269.

Additional information for investors, including a presentation of the fourth quarter financial results, can be found at http://investors.kcg.com.

Non-GAAP Financial Presentations

KCG believes that certain non-GAAP financial presentations, when taken into consideration with the corresponding GAAP financial presentations, are important in understanding operating results. Selected financial information is included in the non-GAAP financial presentations for the three months ended December 31, 2014, September 30, 2014 and December 31, 2013 and for the twelve months ended December 31, 2014 and 2013. KCG believes the presentations provide a meaningful summary of results of operations for each of the three and twelve month periods. Reconciliations of GAAP to non-GAAP results are included in the schedules in Exhibit 4.

About KCG

KCG is a leading independent securities firm offering investors and clients a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with exceptional client service across market making, agency execution and venues. KCG has multiple access points to trade global equities, fixed income, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the strategic business combination (the “Mergers”) of Knight Capital Group, Inc. (“Knight”) and GETCO Holding Company, LLC (“GETCO”), including, among other things, (a) difficulties and delays in integrating the Knight and GETCO businesses or fully realizing cost savings and other benefits, (b) the inability to sustain revenue and earnings growth, and (c) customer and client reactions to the Mergers; (ii) the August 1, 2012 technology issue that resulted in Knight’s broker-dealer subsidiary sending numerous erroneous orders in NYSE-listed and NYSE Arca securities into the market and the impact to Knight’s business as well as actions taken in response thereto and consequences thereof; (iii) the sale of KCG’s reverse mortgage origination and securitization business, sale of KCG’s futures commission merchant and the agreement to sell KCG Hotspot; (iv) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by regulators, the New York Attorney General, Congress and the media on market structure issues, and in particular, the scrutiny of high frequency trading, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (v) past or future changes to organizational structure and management; (vi) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vii) KCG’s ability to keep up with technological changes; (viii) KCG’s ability to effectively identify and manage market risk, operational and technology risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (ix) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; and (x) the effects of increased competition and KCG’s ability to maintain and expand market share. The list above is not exhaustive. Readers should carefully review the risks and uncertainties disclosed in KCG’s reports with the SEC, including, without limitation, those detailed under “Risk Factors” in KCG’s Annual Report on Form 10-K for the year-ended December 31, 2013, under “Certain Factors Affecting Results of Operations” in KCG’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 and other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com

Exhibit 1

KCG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended
	December 31, 2014	September 30, 2014	December 31, 2013
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$221,415	$150,865	$212,809
Commissions and fees	117,326	102,663	111,083
Interest, net	(177)	139	433
Investment income (loss) and other, net	7,575	18,635	(951)

Total revenues	346,139	272,302	323,374

Expenses
Employee compensation and benefits	116,214	95,307	112,209
Execution and clearance fees	82,377	74,058	78,483
Communications and data processing	36,945	38,576	37,512
Depreciation and amortization	21,224	20,298	19,566
Payments for order flow	14,698	15,377	18,243
Occupancy and equipment rentals	8,514	7,672	9,358
Collateralized financing interest	7,973	7,330	5,327
Debt interest expense	7,721	7,714	12,943
Professional fees	5,695	7,161	7,734
Business development	2,308	3,163	1,923
Writedown of assets and lease loss accrual, net	6,117	301	10,500
Writedown of capitalized debt costs	—	—	13,209
Other	9,822	10,580	13,066

Total expenses	319,608	287,537	340,073

Income (loss) from continuing operations before income taxes	26,531	(15,235)	(16,699)
Income tax expense (benefit)	562	(5,796)	787

Income (loss) from continuing operations, net of tax	25,969	(9,439)	(17,486)
Income (loss) from discontinued operations, net of tax	165	(177)	864

Net Income (loss)	$26,134	$(9,616)	$(16,622)

Basic earnings (loss) per share from continuing operations	$0.24	$(0.09)	$(0.15)

Diluted earnings (loss) per share from continuing operations	$0.23	$(0.09)	$(0.15)

Basic income (loss) per share from discontinued operations	$—	$—	$0.01

Diluted income (loss) per share from discontinued operations	$—	$—	$0.01

Basic earnings (loss) per share	$0.24	$(0.09)	$(0.15)

Diluted earnings (loss) per share	$0.23	$(0.09)	$(0.15)

Shares used in computation of basic earnings (loss) per share	109,654	110,376	114,272

Shares used in computation of diluted earnings (loss) per share	112,224	110,376	114,272

Exhibit 1

(Continued)

KCG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

	For the years ended
	December 31, 2014	December 31, 2013
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$837,357	$628,304
Commissions and fees	437,022	275,474
Interest, net	621	(537)
Investment income and other, net	41,232	124,095

Total revenues	1,316,232	1,027,336

Expenses
Employee compensation and benefits	437,269	349,192
Execution and clearance fees	305,177	246,414
Communications and data processing	150,595	123,552
Depreciation and amortization	81,448	55,570
Payments for order flow	70,183	35,711
Occupancy and equipment rentals	32,707	24,812
Collateralized financing interest	27,860	9,847
Debt interest expense	32,456	34,938
Professional fees	25,596	46,662
Business development	9,763	4,609
Writedown of assets and lease loss accrual, net	8,625	14,748
Writedown of capitalized debt costs	9,552	13,209
Other	39,814	43,094

Total expenses	1,231,045	1,002,358

Income from continuing operations before income taxes	85,187	24,978
Income tax expense (benefit)	22,753	(101,114)

Income from continuing operations, net of tax	62,434	126,092
(Loss) income from discontinued operations, net of tax	(1,332)	80

Net income	$61,102	$126,172

Net loss allocated to preferred and participating units	$—	$(21,565)

Net income attributable to common shareholders	$61,102	$147,737

Basic earnings per share from continuing operations	$0.55	$1.84

Diluted earnings per share from continuing operations	$0.54	$1.82

Basic loss per share from discontinued operations	$(0.01)	$—

Diluted loss per share from discontinued operations	$(0.01)	$—

Basic earnings per share	$0.54	$1.84

Diluted earnings per share	$0.52	$1.82

Shares used in computation of basic earnings (loss) per share	112,854	80,143

Shares used in computation of diluted earnings (loss) per share	116,534	81,015

(1)	Year ended December 31, 2013 includes six months of results of KCG Holdings, Inc. plus six months of GETCO Holding Company, LLC.

Exhibit 2

KCG HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2014	December 31, 2013
	(In thousands)
ASSETS
Cash and cash equivalents	$578,768	$674,281
Cash and cash equivalents segregated under federal and other regulations	3,361	183,082
Financial instruments owned, at fair value:
Equities	2,479,910	2,298,785
Listed options	144,586	339,798
Debt securities	82,815	83,256
Other financial instruments	60	—

Total financial instruments owned, at fair value	2,707,371	2,721,839
Collateralized agreements:
Securities borrowed	1,632,062	1,357,387
Receivable from brokers, dealers and clearing organizations	1,188,833	1,257,251
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	134,051	146,668
Investments	100,726	125,413
Goodwill and Intangible assets, less accumulated amortization	152,594	208,806
Deferred tax asset, net	154,759	175,639
Assets of business held for sale	40,484	—
Other assets	137,645	146,638

Total assets	$6,830,654	$6,997,004

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$2,069,342	$1,851,006
Listed options	115,362	252,282
Debt securities	101,003	57,198
Other financial instruments	—	5,014

Total financial instruments sold, not yet purchased, at fair value	2,285,707	2,165,500
Collateralized financings:
Securities loaned	707,744	733,230
Financial instruments sold under agreements to repurchase	933,576	640,950

Total collateralized financings	1,641,320	1,374,180
Payable to brokers, dealers and clearing organizations	674,345	474,108
Payable to customers	22,110	481,041
Accrued compensation expense	114,559	149,430
Accrued expenses and other liabilities	138,721	175,910
Capital lease obligations	6,700	10,039
Liabilities of business held for sale	2,356	—
Debt	422,259	657,259

Total liabilities	5,308,077	5,487,467

Equity
Class A Common Stock	1,275	1,233
Additional paid-in capital	1,369,298	1,306,549
Retained earnings	272,780	211,678
Treasury stock, at cost	(122,909)	(11,324)
Accumulated other comprehensive income	2,133	1,401

Total equity	1,522,577	1,509,537

	$6,830,654	$6,997,004

Exhibit 3

KCG HOLDINGS, INC.

PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*

(In thousands)

(Unaudited)

	For the three months ended
	December 31, 2014	September 30, 2014	December 31, 2013
Market Making
Revenues	$238,740	$166,620	$232,519
Expenses	196,030	174,653	184,569

Pre-tax earnings (loss)	42,710	(8,033)	47,951

Global Execution Services
Revenues	93,369	79,218	84,065
Expenses	83,401	80,882	88,557

Pre-tax earnings (loss)	9,968	(1,664)	(4,491)

Corporate and Other
Revenues	14,030	26,464	6,790
Expenses	40,177	32,002	66,949

Pre-tax loss	(26,147)	(5,538)	(60,159)

Consolidated
Revenues	346,139	272,302	323,374
Expenses	319,608	287,537	340,073

Pre-tax earnings (loss)	$26,531	$(15,235)	$(16,699)

*	Totals may not add due to rounding.

Exhibit 3

(Continued)

KCG HOLDINGS, INC.

PRE-TAX EARNINGS (LOSS) FROM CONTINUING OPERATIONS BY BUSINESS SEGMENT*

(In thousands)

(Unaudited)

	For the year ended
	December 31, 2014	December 31, 2013
Market Making
Revenues	$901,152	$688,197
Expenses	754,439	584,585

Pre-tax earnings	146,713	103,612

Global Execution Services
Revenues	345,710	197,765
Expenses	334,654	223,559

Pre-tax earnings (loss)	11,056	(25,794)

Corporate and Other
Revenues	69,369	141,374
Expenses	141,951	194,216

Pre-tax loss	(72,582)	(52,842)

Consolidated
Revenues	1,316,232	1,027,336
Expenses	1,231,045	1,002,358

Pre-tax earnings	$85,187	$24,978

*	Totals may not add due to rounding.

Year ended December 31, 2013 includes six months of results of KCG Holdings, Inc. plus six months of GETCO Holding

Company, LLC.

Exhibit 4

KCG HOLDINGS, INC.
Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)
(in thousands)

Three months ended December 31, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$42,710	$9,968	$(26,147)	$26,531
Gain on sale of FCM	—	(2,116)	—	(2,116)
Writedown of assets and lease loss accrual, net	—	—	6,117	6,117

Non GAAP Income (loss) from continuing operations before income taxes	$42,710	$7,852	$(20,030)	$30,532

Three months ended September 30, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Loss from continuing operations before income taxes	$(8,033)	$(1,664)	$(5,538)	$(15,235)
Net gain related to tradeMONSTER combination with OptionsHouse	—	—	(15,105)	(15,105)
Compensation related to reduction in workforce and other employee separations	2,786	3,577	4,158	10,521
Writedown of assets and lease loss accrual, net	—	—	301	301

Non GAAP (loss) Income from continuing operations before income taxes	$(5,247)	$1,913	$(16,184)	$(19,518)

Three months ended December 31, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$47,951	$(4,491)	$(60,159)	$(16,699)
Compensation and other expenses related to reduction in workforce	5,254	5,447	708	11,409
Professional and other fees related to Mergers and August 1st technology issue	—	—	2,785	2,785
Writedown of capitalized debt costs	—	—	13,209	13,209
Gain on strategic asset	—	—	(1,359)	(1,359)
Writedown of assets and lease loss accrual	—	1,681	8,819	10,500

Non GAAP Income (loss) from continuing operations before income taxes	$53,205	$2,637	$(35,997)	$19,845

*	Totals may not add due to rounding

Exhibit 4

(Continued)

KCG HOLDINGS, INC.
Regulation G Reconciliation of Non-GAAP financial measures (Continuing operations)(1)
(in thousands)

Year ended December 31, 2014	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$146,713	$11,056	$(72,582)	$85,187
Net gain related to tradeMONSTER combination with OptionsHouse	—	—	(15,105)	(15,105)
Income resulting from the merger of BATS and Direct Edge, net	—	—	(9,644)	(9,644)
Gain on sale of FCM	—	(2,116)	—	(2,116)
Compensation related to reduction in workforce and other employee separations	3,169	5,463	4,958	13,590
Writedown of capitalized debt costs	—	—	9,552	9,552
Writedown of assets and lease loss accrual, net	811	—	7,814	8,625

Non GAAP Income (loss) from continuing operations before income taxes	$150,693	$14,403	$(75,007)	$90,089

Year ended December 31, 2013	Market Making	Global Execution Services	Corporate and Other	Consolidated

Reconciliation of GAAP Pre-Tax to Non-GAAP Pre-Tax:
GAAP Income (loss) from continuing operations before income taxes	$103,612	$(25,794)	$(52,842)	$24,978
Gain on investment in Knight Capital Group, Inc.	—	—	(127,972)	(127,972)
Professional and other fees related to Mergers and August 1st technology issue	—	—	47,183	47,183
Writedown of capitalized debt costs	—	—	13,209	13,209
Compensation and other expenses related to reduction in workforce	11,518	21,444	708	33,670
Unit based compensation acceleration due to Mergers	—	—	22,031	22,031
Strategic asset impairment	—	—	7,825	7,825
Writedown of assets and lease loss accrual	108	1,681	13,344	15,133

Non GAAP Income (loss) from continuing operations before income taxes	$115,238	$(2,669)	$(76,514)	$36,057

*	Totals may not add due to rounding
(1)	Year ended December 31, 2013 includes six months of results of KCG Holdings, Inc. plus six months of GETCO Holding Company, LLC.